                                                                    Exhibit 23.3
                                                                    ------------


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8/A of Infoseek Corporation of our report dated November 18, 1998 relating to the financial statements of Starwave Corporation as of October 4, 1998 and September 28, 1997 and for the year ended October 4, 1998 and the nine months ended September 28, 1997, appearing in Infoseek Corporation's Annual Report on Form 10-K for the nine months ended October 3, 1998.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
Seattle, Washington
February 10, 1999